Exhibit 10(e)

                                  PRISM Exec(R)
                 Model Non-Qualified Deferred Compensation Plan

                                     Part A
                                Joinder Agreement

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NOTICE: Establishment of any non-qualified deferred compensation plan has significant tax consequences to both the Employer(1) and participating Employees. These tax consequences may be adverse if the non-qualified deferred compensation plan is not appropriately designed pursuant to Internal Revenue Service and Department of Labor requirements. Use of this Model Non-Qualified Deferred Compensation Plan is specifically conditioned upon receipt by KeyCorp or one of its affiliates of written acknowledgment by an attorney, accountant, or other tax professional representing the Employer that (i) they have reviewed this document (and related documents) to ascertain the tax ramifications of its use; (ii) that those ramifications have been discussed with the Employer; and,
(iii) that the Employer understands and assumes all responsibility relating to the tax consequences of using this document.
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All provisions selected in this Part A - Joinder Agreement of the PRISM Exec(R)
Model Non-Qualified Deferred Compensation Plan are to be interpreted in conjunction with Part B - Basic Provisions and Part C - Schedules, which are incorporated by this reference.

The Employer, designated below, hereby establishes a non-qualified deferred compensation plan for all Eligible Employees as defined in this Joinder Agreement pursuant to the terms of Part B - Basic Provisions of the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan


A.      Employer Information:

        (1)   Name:    Coachmen Industries, Inc.

        (2)   Address: 2831 Dexter Avenue

        (3)   Address: Elkhart, IN  46514

        (4)   Attention:  Leslie Thimlar            Telephone: (219) 262-0123

        (5)   Employer Taxpayer Identification Number: 35-1101097

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1    Terms that are capitalized are defined in Part B - Basic Provisions of the
     PRISM EXEC(R)MODEL NON-QUALIFIED  DEFERRED  COMPENSATION PLAN.

B.      Basic Plan Provisions:

        (1)   Plan Name (select one):

              (a)   /X/  This plan is established effective January 1, 2001,
                         (the "Effective Date") as a non-qualified deferred compensation plan and trust to be known as Coachmen Industries, Inc. Supplemental Deferred Compensation Plan (the "Plan").

              (b)  / /   If selected, this Plan is a restatement, effective ,
                         19, (the "Effective Date") of a previously existing plan, originally effective , 19. Notwithstanding anything in the prior plan to the contrary, as of the effective date of the restatement, this document shall be the exclusive instrument defining the terms of the Plan.

        (2)   Committee Members(2):


              / / If selected, the Employer may not change the membership of the Committee without the consent of / / all, / / a majority of, the Participants.

        (3) Plan Year shall mean the twelve consecutive month period ending on December 31, 2001, and each anniversary thereof. If the Effective Date of this Plan is not twelve months prior to the initial Plan Year end specified, a short first Plan Year shall result, which shall have only that impact as described in Part B - Basic Provisions of the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan.

        (4)   Coverage:

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               NOTICE: Only those Employees who are considered part of a "select group of management or other highly compensated employees" as defined by the Department of Labor in Reg. ss.2520.104-23 should be included as participants. Inclusion of employees not falling within the DOL "top-hat" exemption may cause the Plan to be within the purview of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), requiring compliance with certain minimum coverage, participation, and funding requirements.
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2    Committee  members direct the day to day operation of the Plan. If no
     Committee members are specified, the Employer shall assume responsibility for the operations of the Plan.

     Only those Employees described below shall be eligible to be selected as a Participant in this Plan:

     See attached Schedule B

     Those Eligible Employees who have been selected as Participants in the Plan shall be designated on the attached Schedule B, which shall be modifiable to include, or exclude Eligible Employees pursuant to the terms of this Plan. Subject to the approval of the Trustee, and notwithstanding the terms of this Plan, the Employer may enter into an agreement with each Participant, specifying the terms and conditions of participation, which shall not, without the written consent of the Trustee, supersede any provisions contained herein.

(5) Contributions: The Employer may make contributions to this Plan, for the benefit of the Participant, as may be elected below (select as many as applicable):

        (a)   /X/        In its discretion, the Employer may contribute Employer
                         Basic Contributions to the Plan. To the extent authorized, Employer Basic Contributions shall be allocated to the accounts of Participants as may be specified in the attached Schedule C.

        (b)   / /        Participants, as authorized by the Compensation Plan
                         Sponsor of the Board, shall be entitled to enter into a Salary Reduction Agreement providing for a reduction in the Participant's Compensation and Salary Reduction
                         Contributions to be made to the Plan.

                         (i) The minimum Salary Reduction Contribution amount
                             shall be 1 % of the Participant's Compensation.
                        (ii) The maximum Salary Reduction Contribution amount
                             shall be 15% or 20 % of the Participant's
                             Compensation, depending upon the allowance for Contributions by each Employee Group participating in the Plan. The Employer may require a Participant to also participate in any qualified Plan offered by the Employer as a condition to making Salary Reductions in this Plan.

                       (iii) / / If selected, a portion of the Salary Reduction
                             Contributions made on behalf of a Participant may be distributed from the Trust to a qualified retirement plan complying with the provisions of Code ss.401(k).

                        (iv) For purposes of Salary Reduction Contributions,
                             Compensation shall be defined to not include:

                                (a)  / /   Bonuses

                                (b)  / /   Commissions
                                (c)  / /   Taxable fringe benefits identified
                                           below:
                                (d)  / /   Other items of remuneration
                                           identified below:

        (c)   /X/        The Employer shall make Employer Matching Contributions
                         to the Plan, in an amount as specified below:

                        (i)  / /  An amount, equal to __% of each Participant's
                                  Salary Reduction Agreement amount, however, no match shall be made on a Participant's Salary Reduction Contributionsin excess of __% (or $____ ) of the Participant's Compensation.

                       (ii)  / /  The Employer shall make contributions to the
                                  Plan, in an amount determined by resolution of the Board of Directors on an annual basis.
                                  The Board resolution shall provide for the percentage and/or amount of Salary Reduction Contributions to be matched and the maximum percentage and/or amount of Salary Reduction Agreement amounts eligible for matching. The Matching Contribution, if any is made, may vary among the Employee Groups participating in the Plan. Matching Contributions may be made in cash, in Employer Stock ("Matched Stock Account") or any combination of cash and stock.

                      (iii)  / /  Employer Matching Contributions shall be
                                  allocated to the accounts of Participants
                                  (select one):

                                  (a) /X/  as of each pay period for which a
                                           contribution was made pursuant to a
                                           Salary Reduction Agreement.
                                  (b) / /  semi-monthly.
                                  (c) / /  as of the last day of the month
                                           preceding the month in which the
                                           contribution was made.
                                  (d) / /  as of the last day of the Plan
                                           quarter preceding the quarter in
                                           which the contribution was made.
                                  (e) / /  as of the last day of the Plan Year.

        (d)   /X/        Participants shall be entitled to enter into a Salary
                         Reduction Agreement providing for a reduction in the Participant's Bonus Compensation and a Bonus
                         Contribution to be made to the Plan.

        (e)   /X/        Subject to the approval of the Trustee, and
                         notwithstanding the terms of this Plan, the Employer may enter into an agreement with each Participant, specifying that Employer Special Contributions be made to the Plan and allocated to the Account of the Participant. Any such agreements shall be disclosed on the attached Schedule D

(6)     Forfeiture Provisions:

        (a) Vesting provisions: Group "A" Participants shall vest under (g) below. Group "B" Participants shall vest under (f) below.

              (i) The percentage of a Participant's Account (attributable to Employer Contribution Amounts) to be vested in him or her upon completion of the specified number of Years of Service shall be:


                             Completed Years of Service

                               1      2       3        4       5      6      7
                             -----  -----   ------   -----   ----   -----   ----

              (a)      / /          100%
                             ---    -----
              (b)      / /   ---    ---      100%
                                            -----
              (c)      / /   ---     20%      40%      60%    80%   100%
                                    -----   ------   -----   ----   -----
              (d)      / /   ---    ---       20%      40%    60%    80%    100%
                                            ------   -----   ----   -----   ----
              (e)      / /    10%    20%      30%      40%    60%    80%    100%
                             -----  -----   -----    -----   ----   -----   ----
              (f)      /X/    20%    40%      60%      80%   100%
                             ---    -----   -----    -----   ----
              (g)      /X/     0%     0%       0%       0%   100%
                                                             ----
              (h)      / /   Full and immediate vesting upon entry into the Plan
              (i)      / /   As per the schedule attached as Schedule E

        (ii)Year of Service for vesting shall mean:

              (a)      /X/   The same as a Year of Service is defined and
                       calculated for purposes of the Coachmen Industries, Inc. 401(k) Retirement Plan (a qualified plan sponsored by the Employer).
              (b)      / /   a consecutive 12 month period of service computed
                       on the basis of:.

                       (i)  / / the period commencing on each annual anniversary
                             of the Employee's date of hire and ending on the next annual anniversary of the Employee's Employment Commencement Date

                      (ii)  / / the Plan Year, commencing with the first Plan
                             Year beginning after the Employee's Employment Commencement Date.

        (iii) Vesting Years of Service shall be counted for all years of service of the Employee with the employer beginning with:

              (a)  / /   The Employee's Employment Commencement Date
              (b)  / /   The later of the Employee's Employment Commencement
                   Date or the effective date of this Plan
              (c)  /X/   The date the Employee becomes a Participant in this
                   Plan

        (iv) Notwithstanding the provisions of this Item of the Joinder Agreement, a Participant shall become fully vested in his Accounts attributable to Employer Contributions:

              (a)  / /   if the Participant's job is eliminated without the
                   Participant being offered a comparable position elsewhere with the Employer.
              (b)  /X/   upon a Change of Control (as defined in Part B - Basic
                   Provisions)
              (c)  / /  for such reason as is described below:


        (b)   / /      If selected, the Employer has imposed other conditions of
              forfeiture with respect to the Participant's Accounts. Those conditions of forfeiture are set forth on the attached Schedule F.

(7)      Distributions:

        (a) Payment of Benefits. Benefits shall be paid in such form as may be specified below. To the extent that more than one form of benefit is authorized, the Participant shall, prior to the commencement of participation in the Plan, irrevocably elect in writing the form in which benefits will be paid.

              (i)  /X/   Single lump sum
             (ii)  /X/   Installments (as specified in Part B - Basic
                         Provisions)
            (iii)  /X/   Other (specify): A Participant may elect to receive
                         Employer Stock that is not Matched Stock on an In-Kind basis, provided appropriate tax withholding is recovered. A Participant will receive Matched Stock on an In-Kind Basis only.

        (b) Time for payment of benefits. Benefits shall be payable at the times specified below. To the extent that more than one time for the payment of benefits is authorized, the Participant shall, prior to the commencement of participation in the Plan, irrevocably elect in writing the time benefits will be paid.

              (i)  / /   At age (specify):
             (ii)  /X/   Upon termination of employment with the Employer
            (iii)  /X/   Within three (3) Years after a Change of Control
                   / /   If selected, upon a Change of Control as defined in
                         Schedule H, the Employer shall be obligated to fully fund the Trust within __

                         ___ Year after a Change in Control
             (iv) /X/ Other (specify): After a "Change of Control" as defined in Schedule H has occurred, and prior to the three (3) year period described in (iii) above, distributions will be made at the request of the Participant within thirty days of the request being submitted to the Employer after termination of employment.

        (c)   Hardship Distributions

              (i) / / If selected, in addition to receiving distributions of Employer Basic Contributions, Employer Special Contributions, and Employer Matching Contributions as may be irrevocably elected in the Participant's initial Enrollment Form, a Participant may request to receive a distribution on account of a severe financial hardship, pursuant to the provisions of Part B - Basic Provisions.

                         If a hardship distribution is allowed, the Participant will forfeit an amount equal to ____% of the amount received.

             (ii) / / If selected, in addition to receiving distributions of Salary Reduction Contributions and Bonus Deferral Contributions as may be irrevocably elected in the Participant's initial Enrollment Form, a Participant may request to receive a distribution on account of a severe financial hardship, pursuant to the provisions of Part B - Basic Provisions.

(8)     Investments:

        (a) Participants may make an election to deem the Participant's Account(s) to be invested among the Investment Funds. Such election may be changed:

              (i) / /    Once during each business day that the Trustee and
                         the New York Stock Exchange are open.
             (ii) / /    Once during each calendar month.
            (iii) /X/    Once during each quarter of the Plan Year.
             (iv) / /    Once during each rolling ___ day period.

        (b) The Participant will designate into which Investment Funds all contributions to their accounts are deemed invested, except the following:

              (i) / /    Employer Basic Contributions
             (ii) / /    Employer Special Contributions
            (iii) /X/    Employer Matching Contributions

             (iv) / /    Salary Reduction Contributions
              (v) / /    Bonus Deferral Contributions

        (c)   /X/        If selected, and to the extent a selection is made
                         above, the Employer shall attach a Schedule G specifying how the contributions so specified shall be invested among the Investment Fund.

        (d)   /X/        If selected, the Participant shall be restricted in the
                         use of the Employer Stock Fund as an Investment Fund for designating the investment of their account balance as described on the attached Schedule G

(9)     Trustee:

        The Trustee of this Plan shall be KeyBank National Association (a bank or trust company affiliated with KeyCorp within the meaning of Internal Revenue Code ss.1504).

        IN WITNESS WHEREOF, this Plan, which consists of this Part A - Joinder Agreement, Part B - Basic Provisions, and Part C - Schedules (which are specifically incorporated by this reference), is adopted by appropriate corporate action this _____ day of ___________, 2000.


Employer:         Coachmen Industries, Inc.



By:
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and

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

                                  PRISM Exec(R)
                      Model Non-Qualified Compensation Plan

                                     Part B
                                Basic Provisions


All provisions selected in this Part B - Basic Provisions of the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan are to be interpreted in conjunction with options selected in Part A - Joinder Agreement, of which this Part B is an integral part.

                                    Article I

                              Establishment/Purpose

ss.1.01 Purpose: This Plan is intended to permit the Employer (and each Affiliate who adopts this Plan) to establish an unfunded, non-qualified deferred compensation plan for a select group of its management or highly compensated employees. Accordingly, it is intended that this Plan be exempt from the provisions of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

ss.1.02 Adoption of Plan: The Employer may adopt this Plan by completing Part A
- Joinder Agreement, and Part C - Schedules, and adopting those parts along with this Part B - Basic Provisions by executing the document pursuant to appropriate corporate authority. Parts A, B and C together form the Plan document and may not be used independently of each other. This document (and all of its component parts) may only be used as part of the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan services offered by KeyCorp, or one of its affiliates.



                                   Article II

                                   Definitions

When used in this document or in Part A - Joinder Agreement or Part C - Schedules, of the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan, the following words shall have the meanings defined below, unless the context clearly indicates otherwise:

ss.1.01 Account: The bookkeeping accounts maintained by the Service Provider on behalf of the Employer, with appropriate sub-accounts, to reflect (i) Salary Deferral Contributions contributed to the Plan, as may be elected by each Participant; (ii) Employer Contributions (whether Employer Matching Contributions, Employer Basic Contributions or Employer Special Contributions), each as adjusted for investment experience, transfers, withdrawals and distributions made in accordance with this Plan.

ss.1.02 Affiliate: Any entity which is part of (i) a controlled group of corporations or business pursuant to Code ss.ss.414(b) or (c); (ii) an affiliated service group pursuant to Code ss.414(m); or, (iii) any other entity required to be aggregated with the Employer pursuant to Code ss.414(o).

ss.1.03 Beneficiary: Any person who is designated by a Participant to receive payment of benefits under this Plan, to the extent available, after the Participant's death. The Participant may specify his or her Beneficiaries on a form approved by the Committee, and may make such changes to his Beneficiary designation at such times as may be allowed by the Committee. Notwithstanding anything in this Plan to the contrary, if the Participant designates his or her spouse as a Beneficiary of benefits payable hereunder, and the Participant's marriage to that spouse is later terminated (whether by divorce, annulment, dissolution, or otherwise), the Participant's designation of his or her spouse as a Beneficiary shall be null and void, and the portion of the Participant's benefits that would, but for this provision be payable to the Participant's spouse will be payable as designated in the Participant's Beneficiary designation, as if the spouse had predeceased the Participant.

ss.1.04 Bonus Compensation: Any item of Compensation (without regard to the exclusion of bonuses as may be elected by the Employer in the Joinder Agreement) that would be payable to a Participant as a bonus but for the existence of a Salary Reduction Agreement executed by a Participant authorizing deferral of Bonus Compensation.

ss.1.05 Bonus Deferral Contributions: Those contributions to the Plan, as authorized in the Joinder Agreement, made pursuant to ss.4.01 of this Part B - Basic Provisions, and allocated to the Accounts of Participants entering into a Salary Reduction Agreement authorizing deferral of Bonus Compensation..

ss.1.06 Board: The Board of Directors (or other governing board) of the Employer.

ss.1.07 Change of Control: A Change of Control shall be deemed to have occurred (if applicable) upon the happening of the criteria specified by the Employer in the attached Schedule H.

ss.1.08 Code:  The Internal Revenue Code of 1986, and amendments thereto.

ss.1.09 Committee: The Committee as provided for in this Plan, which shall have the authority to direct the operations of the Plan. To the extent that the Employer does not appoint a Committee, the Employer shall have the duty of the day to day administration of the Plan.

ss.1.10 Compensation: An Employee's base salary (unreduced by deferrals made on a pre-tax basis to any plan maintained under Code ss.ss.401(k) or 125) plus, to the extent elected in the Joinder Agreement, one or more of the following: (i) cash bonuses; (ii) commissions; (iii) taxable fringe benefits; or (iv) such other items of remuneration as may be excluded for Plan purposes described in the Joinder Agreement.

ss.1.11 Disability: The inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence. The Employer shall determine the existence of a Disability based on its current disability policy, applied on a uniform and nondiscriminatory basis.

ss.1.12 Effective Date: The date the Plan was originally effective (which will be the date of its establishment, or such other later date as may be specified in the Joinder Agreement.

ss.1.13 Eligible Employee: An Employee who falls within the classification designated by the Employer in the Joinder Agreement to be eligible to be selected as a Participant in this Plan

ss.1.14 Employee: Any employee, including any self employed individual, of the Employer maintaining the Plan.

ss.1.15 Employer: The Employer specified in the Joinder Agreement and any successor to the business of the Employer establishing the Plan. No other employer shall be considered an Employer for purposes of this Plan unless (i) such other employer consents in writing to being an Employer with respect to this Plan; and, (ii) such other employer is related to the Employer by virtue of being in a parent-subsidiary or brother-sister controlled group with the Employer, pursuant to Code ss.ss.414(b) or (c)

ss.1.16 Employer Basic Contributions: Those contributions to the Plan, as authorized in the Joinder Agreement, made pursuant to ss.4.01 of this Part B - Basic Provisions, allocated to the Accounts of Participants pursuant to Schedule B.

ss.1.17 Employer Contribution: An Employer Basic Contribution, Employer Matching Contribution, or Employer Special Contribution.

ss.1.18 Employer Matching Contributions: Those contributions to the Plan, as authorized in the Joinder Agreement, made pursuant to ss.4.01 of this Part B - Basic Provisions, allocated as a matching contribution to the Salary Reduction Contributions or Bonus Deferral Contributions.

ss.1.19 Employer Special Contribution: Those contributions to the Plan, as authorized in the Joinder Agreement, made pursuant to ss.4.01 of this Part B - Basic Provisions, allocated pursuant to the provisions of an agreement entered into between the Employer and a Participant described on Schedule D.

ss.1.20 Employment Commencement Date: The date on which an Employee first is employed by the Employer.

ss.1.21 Investment Fund: One of the funds provided for in this Plan, as selected by the Employer on the Investment Fund Designation Form.

ss.1.22 Investment Fund Designation Form: The form on which the Employer selects Investment Funds available for the investment of assets held in Trust, which is an integral part of the Trust Agreement.
ss.1.23 Joinder Agreement: Part A of this Plan, which is an integral part of the Plan and contains those elections selected by the Employer in establishment of this Plan.

ss.1.24 Participant: An Eligible Employee who has been selected to participate in the Plan and who has contributions credited to his or her Account. An individual who has an Account in the Plan shall continue to be a Participant despite no longer being an Eligible Employee.

ss.1.25 Plan: The non-qualified deferred compensation plan established by the Employer through the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan which is intended to be a "top-hat" plan, as defined in Department of Labor Regulation ss.2520.104-23, and exempt from the provisions of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

ss.1.26 Plan Year: The twelve month period ending on the date specified in the Joinder Agreement, which shall be the fiscal year of the Plan. Unless otherwise elected in the Joinder Agreement, the Plan Year shall be the calendar year.

ss.1.27 Salary Reduction Agreement: An irrevocable election of the Participant to forego payment of Compensation in exchange for the Employer's promise to pay benefits pursuant to this Plan.

ss.1.28 Salary Reduction Contribution: A contribution made to this Plan pursuant to the Employer's obligation to provide certain benefits in consideration of a Participant entering into a Salary Reduction Agreement. Such Salary Reduction Agreement, to be valid, must (i) be in writing, signed by the Participant prior to the start of the Plan Year to which it relates (except that an Eligible Employee may enter into a Salary Reduction Agreement effective for the remainder of the Plan Year in which the Participant's participation in the Plan commences, provided that any reduction in compensation specified in the Salary Reduction Agreement has effect only with respect to compensation not yet earned or payable); (ii) take effect as of the start of the following Plan Year (or the date the Participant commences participation in the Plan, if later); (iii) be irrevocable during the Plan Year in which it is in effect (except that a Salary Reduction Agreement may be revoked in its entirety with respect to the remainder of the Plan Year upon election of the Participant); and (iv) be on a form and submitted as prescribed by the Committee Any Salary Reduction Agreement in effect as of the last day of a Plan Year shall be deemed automatically renewed for each succeeding Plan Year unless a proper election modifying or terminating the prior Salary Reduction Agreement is duly filed with the Committee during the period of time prescribed by the Committee

ss.1.29 Schedules: Part C of this Plan which contains additional information concerning the operation of Plan, as referenced by the Joinder Agreement.

ss.1.30 Service Provider: An affiliate of KeyCorp that provides certain administrative services in connection with the operation of the Plan, pursuant to an administrative services agreement entered into between the Employer and the Service Provider.

ss.1.31 Trust Agreement: An agreement entered into between the Trustee and the Employer providing for fiduciary services in connection with a grantor trust established in connection with this Plan. ss.1.32 Trustee: The trustee designated in the Trust Agreement, or its successors and assigns. The Trustee shall be an affiliate of KeyCorp. The Trustee shall not be a party to the Plan, and its responsibilities shall be governed exclusively by the Trust Agreement.

ss.1.33 Year of Service: A consecutive 12 month period of continuous service in the employ of the Employer commencing on (i) the Employee's Employment Commencement Date; (ii) the effective date of the Employer's establishment of this Plan; or (iii) the date the Employee becomes a Participant in the Plan.


                                   Article III

                          Eligibility and Participation



ss.3.01 Eligibility: From among those Employees designated as Eligible Employees by the Employer in the Joinder Agreement, the Board (or its designee) shall select those who shall become Participants in the Plan. The Board may impose such terms and conditions upon such an Employee prior to becoming a Participant, which shall be communicated to the Employee, in writing, prior to commencement of participation. An Eligible Employee shall commence Participation as of any date specified by the Board.

ss.3.02 Participation: A Participant shall commence participation in Plan upon completion of an appropriate Salary Reduction Agreement specifying that his or her compensation be reduced, or by being credited with an Employer Contribution in his or her Account.


                                   Article IV

                             Contributions/Accounts

ss.4.01 Contributions: As may be selected in the Joinder Agreement, the Employer shall credit each Participant's Account with:

        a) Salary Reduction Contributions: The amount of any Salary Reduction Contribution elected by the Participant in a Salary Reduction Agreement for the Plan Year;
        b) Bonus Deferral Contributions: The amount of any Bonus Deferral Contribution elected by the Participant in a Salary Reduction Agreement for the Plan Year;
        c) Employer Basic Contributions: An amount, as determined in the discretion of the Employer, which will be allocated to the Accounts of Participant's pursuant to Schedule C;
        d) Employer Matching Contributions: An amount, as may be specified in the Joinder Agreement, computed as a matching amount to any contribution made pursuant to a Salary Reduction Agreement.
        e) Employer Special Contributions: An amount as may be specified in an agreement between the Employer and a Participant, as disclosed in Schedule D.

Benefits payable pursuant to this Plan shall be calculated with reference to the amount of contributions credited to the Participant's Account, together with any adjustments made thereto pursuant to the provisions of this Plan.

ss.4.02 Participant Accounts: Each Participant shall have established an Account (with sub-accounts as may be appropriate) which shall reflect any contributions credited pursuant to ss.4.01 of this Plan. All contribution credits shall be bookeeping entries only and shall not constitute an actual allocation of any assets of the Employer, or be deemed to create any trust, custodial account, or deposit with respect to any assets which may be utilized to satisfy the obligation of the Employer to provide the benefits specified in this Plan.

ss.4.03 Unsecured Obligation: The obligation of the Employer to provide benefits pursuant to this Plan shall be the sole unsecured promise of the Employer with respect to this Plan. Notwithstanding the foregoing, the Employer may establish a trust, pursuant to a Trust Agreement, for the purpose of setting aside funds to provide for the payment of benefits under this Plan. However, the assets of the Trust shall at all times remain subject to the claims of the general creditors of the Employer, and no Participant or Beneficiary shall have any claim or right with respect to the assets held in the Trust, except to the extent that the Participant or Beneficiary is a general creditor of the Employer. Notwithstanding anything in this Plan (or the Trust Agreement) to the contrary, if elected in the Joinder Agreement, upon a Change of Control, the Employer shall fully fund its obligations under this Plan by making sufficient contributions to the Trust, within the time limit specified in the Joinder Agreement.

ss.4.04 Investments: To the extent that the Employer establishes a Trust, such contributions made to the Trust shall be invested in one or more Investment Funds as specified by the Employer in Schedule A. It shall be the investment policy of the Employer to have Trust Assets invested in such Investment Funds so as to provide sufficient assets to fund Employer's obligation to provide benefits under this Plan. At the discretion of the Employer, Participants may be entitled to request that their Accounts be adjusted (for investment gains and losses, as if invested) in accordance with a deemed investment election of a Participant. Deemed investment elections may be made with respect to existing Account balances, current contributions to the Participant's Account, shall be subject to any limitations imposed by the Committee from time to time, shall be made by such means as the Employer and Trustee may agree, and may include use of Trustee's interactive voice response system, known as KeyInvest(R). The Trustee shall make such adjustments in Participants' Accounts to reflect any investment gains or losses such Participants' Accounts would experience if funds were actually invested pursuant to the Participant's election. Participants may make changes in deemed investment elections at such time, and in such manner (including through the use of KeyInvest(R)) as may be specified by the Committee from time to time. Any deemed investment election, or changes to deemed investment elections, shall remain in effect until further changed by the Participant.


                                    Article V

                             Benefits/Distributions
ss.5.01 Benefits: A Participant shall be entitled to receive a benefit, when payable pursuant to the terms of this Plan, in an amount equal to the total value of all contributions credited to his or her Account, adjusted for any deemed investment gains or losses, multiplied by the Vested Percentage (if any), less any amount forfeitable, as specified below. All benefit payments shall be made by the Employer, except as may be provided for in the Trust Agreement. All appropriate taxes, as determined by the Employer, shall be withheld from any payment distribution, as may be required by law, and remitted to the appropriate taxing authority by the Employer, or its agent.
ss.5.02 Vested Percentage: The Vested Percentage shall be the amount specified in the Joinder Agreement, based on the number of Years of Service the Participant has been credited with, at the time benefits are payable. The Vested Percentage shall be applied only with respect to Employer Contributions credited to the Participant's Account. Participants shall be fully vested in Account balances attributable to Salary Reduction Contributions and Bonus Deferral Contributions.

ss.5.03 Form of Payment: Payment of benefits under this Plan shall be made in one (or more) of the following forms, as may be elected by the Employer in the Joinder Agreement (or the Participant):

        a) A single lump sum payment, in cash
        b) Equal (sum certain) installment payments over an expected period as elected by the Participant prior to commencement of participation. Notwithstanding the foregoing, the actual period over which installment payments will extend will be based on the Participant's Account balance. Installment payments shall be payable over a period of at least 10 years.
        c) Such other form as may be elected by the Employer (and described in the Schedules), and if applicable, as Elected by the Participant prior to commencement of Participation.

ss.5.04 Commencement of Payment: Payment of benefits shall commence (or occur) at the time specified by the Employer in the Joinder Agreement (and, as appropriate, as elected by the Participant).

ss.5.05 Hardship Distributions: Prior to the time a benefit becomes payable pursuant to ss.5.04, the Employer, if it has authorized hardship distributions in the Joinder Agreement, in its sole discretion, may elect to distribute all or any portion of a Participant's benefit to the Participant on account of a severe financial hardship. For purposes of this section, a severe financial hardship shall exist in the event the Employer determined that the Participant requires a distribution to meet an immediate and heavy financial obligation resulting from illness of the Participant (or a dependent), casualty loss, or other similar extraordinary event beyond the control of the Participant, which cannot be satisfied through other means. If the Committee authorizes a hardship distribution to a Participant, the Participant's account in the Plan will be debited by the amount of the distribution as well by an additional amount equal to the amount elected in the Joinder Agreement, as a penalty to be forfeited and returned to the Employer if the trust is revocable at the time, or if not revocable, then the forfeited amounts shall continue to be held in trust until full satisfaction of all of Employer's obligation under this Plan.

ss.5.05 Death Distributions: To the extent not forfeited pursuant to the terms of this Plan, upon the death of the Participant, any benefit to which the Participant would be entitled to (but for his or her death) shall be paid, in any manner as authorized by the Employer in the Joinder Agreement (and if applicable, as elected by the Participant) to the Participant's Beneficiary, or Beneficiaries. To the extent the Participant has not designated Beneficiaries to receive his or her benefits pursuant to this Plan, the Participant's benefits (or the portion thereof not so payable to a Beneficiary) shall be paid to the Participant's estate.


                                   Article VI

                                   Forfeiture

ss.6.01 Non-vested Amounts: Any portion of the Participant's Account which is not vested at the time the Participant terminates employment with the Employer shall be deemed forfeited. To the extent that the Employer has made a contribution to a trust in connection with respect to this Plan, the amount of any such contributions held in trust deemed forfeited pursuant to this provision shall be returned to the Employer if the trust is revocable at the time, or if not revocable, then the forfeited amounts shall continue to be held in trust until full satisfaction of all of Employer's obligations under this Plan.

ss.6.02 Other Forfeitures: If elected in the Joinder Agreement, a Participant's benefits (without regard to the Vested Percentage) may be forfeited on the terms and conditions established by the Employer on Schedule F.


                                   Article VII

                            Administrative Provisions

ss.7.01 Committee: The Committee, as designated by the Employer in the Joinder Agreement, shall be the administrator of the Plan, charged with responsibility for the day to day operations of the Plan, to interpret its provisions, implement operational policies and shall have such other authority as may be delegated to them by the Employer. To the extent that the Employer does not name a Committee in the Joinder Agreement, the Employer shall be the administrator, and shall designate such persons from time to time, as may be required to administer the Plan. The Committee may delegate any of its powers, authorities or responsibilities for the administration of the Plan to any other person or committee so designated by it in writing. The Committee may employ such agents as may be necessary for the effective operation of the Plan, including but not limited to attorneys, accountants, service providers, and other agents. No member of the Committee shall be personally liable to any person for any action taken or omitted in connection with the interpretation of the Plan, or its operation, unless attributable to that person's own willful misconduct, gross negligence, or lack of good faith. Members of the Committee shall not participate in any action with respect to benefits they may receive as Participants in this Plan.

ss.7.02 Procedures: The Committee may establish such procedures as are reasonably necessary for the implementation and operation of this Plan. To the extent that such procedures are not directly in conflict with the terms of the Plan, they shall be binding in all respects on the Participants.

ss.7.03 Costs of Administration: The Employer shall pay all costs of administering this Plan. To the extent that such costs are not paid in a reasonably timely manner, they shall be considered a charge against any Trust established in connection with the establishment of this Plan.


                                  Article VIII

                                  Miscellaneous

ss.8.01 Amendment or Termination: The Employer reserves the right to amend or terminate this Plan at any time, in any respect, retroactively or prospectively, by written instrument adopted by the Board. No amendment or termination of the Plan shall reduce, diminish, or otherwise alter the right of a Participant or Beneficiary to benefits to which he or she was entitled, had the Participant terminated employment with the Employer on the day before the effective date of the amendment or termination.

ss.8.02 Spendthrift Provisions: Participants and Beneficiaries shall have no right of anticipation of any benefits hereunder, and may not sell, transfer, assign, pledge, attach, or otherwise alienate any benefits payable hereunder. Any such attempt at alienation shall be void, and not obligate the Employer, Committee, Trustee, their agents or designees, except to the extent provided for in this Plan.

ss.8.03 Non-contractual Plan: Nothing contained in this Plan shall be construed as a commitment or agreement on the part of the Employer to continue the employment of any person employed by the Employer; to continue employment of any person at any rate of pay or salary; or diminish the right of the Employer to discharge any Employee. The provisions of this Plan shall not operate as a guarantee that sufficient assets will exist for the Employer to pay any benefits pursuant to this Plan. Participants shall be general creditors of the Employer with respect to benefits payable hereunder.

ss.8.04 Severability: To the extent that any provision of this Plan is deemed to be unenforceable, or would in any way cause this Plan to be subject to Parts 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, it shall be deemed severed from this Plan, of no further force or effect, and shall not affect any other provision of this Plan which shall continue without the offending provision.

ss.8.05 Governing Law: The provisions of this Plan shall be governed by the laws of the state in which the Employer has its principle place of business.

ss.8.06 Corporate Successors: This Plan shall not automatically be terminated upon the sale, transfer, merger, or other conveyance of the Employer to, or with, another entity, but shall survive unless amended or terminated pursuant to the provisions of this Plan.

                                  PRISM Exec(R)
                 Model Non-Qualified Deferred Compensation Plan

                                     Part C
                                    Schedules



                                   Schedule A

                           Investment Fund Designation

         Coachmen Industries, Inc. (the Employer), implementing the Coachmen Industries, Inc. Supplemental Deferred Compensation Plan (the "Plan"), hereby designates the following Investment Funds from among the investment fund options available for use with the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan, available for the investment of Plan assets held for Participant's benefit:


        (a) The Victory Financial Reserves Fund
            -----------------------------------
        (b) The Victory Balanced
            --------------------
        (c) The Victory Value Fund
            ----------------------
        (d) The Victory Growth Fund
            -----------------------
        (e) The Victory Stock Index Fund
            ----------------------------
        (f) The Victory NASDAQ 100 Index Fund
            ---------------------------------
        (g) Janus Adviser International Growth Fund
            ---------------------------------------
        (h) Janus Enterprise Fund
            ---------------------
        (i) Janus Worldwide Fund
            --------------------
        (j) Janus Balanced Fund
            -------------------
        (k) Janus Twenty Fund
            -----------------
        (l) INVESCO Dynamics Fund
            ---------------------
        (m) INVESCO Technology II Fund
            --------------------------
        (n) MAS Mid Cap Growth Advisor Fund
            -------------------------------
        (o) Berger Small Company Growth Fund
            --------------------------------
        (p) Franklin Small Cap Growth Fund
            ------------------------------
        (q) PIMCO Long Term U.S. Government Administrative Fund
            ---------------------------------------------------
        (r) PIMCO Total Return Administrative Fund
            --------------------------------------
        (s) The American Funds Group: Intermediate Bond Fund of America
            -----------------------------------------------------------
        (t) The American Funds Group: High Income Fund
            ------------------------------------------
        (u) The American Funds Group: Fundamental Investors Fund
            ----------------------------------------------------
        (v) The American Funds Group: Growth Fund of America
            ------------------------------------------------
        (w) AIM Blue Chip Fund
            ------------------
        (x) Dreyfus Mid Cap Value Fund
            --------------------------
        (y) Dreyfus Premier Mid Cap Stock Fund
            ----------------------------------


    /x/ In addition, if selected, an Employer Stock Fund will also be available.

In making the selection of Investment Funds, the Employer hereby confirms and acknowledges that:

     o The Employer has had made available to it copies of the prospectuses (to the extent required under applicable federal securities law and regulation) for each investment fund available for selection by adopting employers of the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan, and has received copies of each such prospectus for the Investment Funds selected;

     o The Employer acknowledges that the Trustee of the Plan may receive certain fees for services provided to, or on behalf of an Investment Fund, or the sponsors or distributors thereof, pursuant to plans of distribution adopted by the fund under the provisions of Rule 12b-1 of the Investment Company Act of 1940, and further acknowledges that (i) such fee, if paid, is appropriate for services rendered to the fund, and when aggregated with other fees for service payable to the Trustee constitutes reasonable compensation for the Trustee's services to the Plan;

     o The Employer further acknowledges that it has selected the Investment Funds on its determination, and that it has not relied on any representations or recommendations from the Trustee or any of its employees in selecting the Investment Funds.

The Trustee agrees to follow the Employer's direction with respect to offering the Investment Funds available for the investment of Plan assets.

         In Witness Whereof, the Employer, by its duly authorized representative, has executed this document in connection with adoption of the Plan utilizing the PRISM Exec(R) Model Non-Qualified Deferred Compensation Plan services, as provided by the Trustee.


                           Employer:        Coachmen Industries, Inc.

                           By:
                                ------------------------------------------------
                           Title:
                                   ---------------------------------------------

                                   Schedule B

                               Eligible Employees

The following is a description of the Employees eligible to be selected as Participants pursuant to the terms of the Plan:

Such Employees as the Board may from time to time select as eligible to participate. The Board may group such Participants into "Employee Groups" as the Board deems appropriate for purposes of the Plan. Those Participants in each "Employee Group" shall be designated in an exhibit to this document.

                                   Schedule C

                          Basic Contribution Allocation

The following is the method of allocation of Employer Basic Contributions among the accounts of Participants in the Plan:

The method of allocation of the Basic Allocation shall be determined each year by the Board. There shall be no requirement that a Basic Contribution be made each year. There is no requirement that Employer Basic Contributions be made, or if made, that it be made in the same amount or for any or all Participants in the Plan.

                                   Schedule D

                         Employer Special Contributions

The following describes the nature, eligible Participants, and other pertinent information concerning any authorized Employer Special Contributions


The method of allocation of any Employer Special Allocation shall be at the discretion of the Board for each year that an Employer Special Allocation is made. There is no requirement that any Employer Special Allocation be made, or if made, that it be made in the same amount or for any or all Participants in the Plan.

                                   Schedule E

                               Vesting Provisions

The following describes the contributions subject to vesting pursuant to the terms of the Plan, and the vesting schedule that is to be used for such contributions:

A Participant's Account balances will become fully vested, provided no forfeiture event as described as outlined in Schedule F has occurred, upon the occurrence of any of the following:

1.  Upon change of control as described in Schedule H.

2. Upon completion of the vesting schedule set forth in Part A. Section B.(6) of the Joinder Agreement.

3.  Upon reaching the Normal Retirement Age and termination of employment.

4.  Upon becoming disabled as defined by the Sponsor.

5.  Upon death prior to the commencement of payment of benefits.

                                   Schedule F

                              Forfeiture Provisions

The following describes the conditions under which a Participant may forfeit all, or any portion of the benefits provided under the terms of the Plan, and includes the contribution type to which the provision applies:

1. Termination of employment prior to completing the Vesting Schedule requirements of Part A. Section B.(6) of the Joinder Agreement or prior to a Change of Control (as defined in Schedule H hereafter) shall result in a forfeiture of non-vested Employer Basic, Employer Special, or Employer Matching Contributions to the Plan Sponsor.

2. A Participant's Employer Basic, Employer Special, or Employer Matching Contributions Account balances shall be forfeited in their entirety upon the occurrence of a Triggering Event related to the Participant. A "Triggering Event" occurs if a Participant, without the express written consent of the Employer and within six (6) months of termination of employment with the Employer or its affiliates, if any, works in any capacity for or on behalf of any direct competitor of the Employer or of any of its affiliates and during such time violates his or her Business Protection Agreement with the Employer or its affiliates, including the post termination of employment restrictions on competition with the Employer, solicitation of the Employer's employees, or solicitation of the Employer's or its affiliate's vendors or customers (regardless of the enforceability of any such restrictions. This provision is expressly waived in the event that a "Change of Control" as defined in Schedule H has occurred.

                                   Schedule G

                              Investment Direction

The following describes the restrictions placed on the ability of Participants to make an election to deem their Accounts invested, including the type of contributions so restricted:


A. A Participant may request a re-allocation of the investments on a quarterly basis for all Investment Funds except for the Matched Common Stock portion of the Employer Matching Contributions.

B. A Participant shall be restricted in requesting a re-allocation of the Employer Matching Contributions Account balance attributable to the contributions of Employer common stock (hereafter referred to as "Matched Stock") in the following manner:

1. No re-allocation of Matched Stock may occur until the Participant has attained age fifty-five (55) years.

2. Beginning with the calendar year in which the Participant attains age fifty-five (55) years, or in any calendar year thereafter until the Participant attains age sixty-five (65) years, a Participant may re-allocate up to twenty percent (20%) of his or her Matched Stock balance among the other Investment Funds available in the Plan.

3. There shall be no restrictions on re-allocation of the Matched Stock balance upon the earlier occurrence of (1) the date the Participant turns sixty-five
    (65) years of age,
    (2) the Participant's death, or (3) upon a "Change of Control" as defined in Schedule H.

C. A Participant who elects to receive his or her Matched Stock Account balance by an In-Kind Distribution may not sell or transfer such shares until the Participant has attained age fifty-five (55) years.

D. In no event may a Participant in the Plan be eligible to exercise any voting rights on Employer stock that is in the Plan, whether in the Matched Stock portion or any other portion of the assets.

                                   Schedule H

                                Change of Control

Change of Control shall be defined, for purposes of the Plan and Trust, as follows:


"Change in Control" of the Employer (Coachmen Industries, Inc.) shall mean the occurrence of any of the following:

(i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Employer, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated such Act), directly or indirectly, of securities of the Employer representing more than 20% of the combined voting power of the Employer's then outstanding securities;

(ii) during a period of 24 months, a majority of the Board of Directors of the Employer ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors;

(iii) shareholder approval of a merger or consolidation of the Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) shareholder approval of either (A) a complete liquidation or dissolution of the Employer or (B) a sale or other disposition of all or substantially all of the assets of the Employer, or a transaction having a similar effect.

                                   Schedule I

         Timing and Manner of Payment of Account Balances, Miscellaneous
                           Matters Related to the Plan

The Joinder Agreement, the Basic Plan Provisions, Schedules A through H to the Joinder Agreement, and the Trust Agreement, except as modified herein, shall control the operation of the Plan. The following provisions, notwithstanding anything to the contrary in the above Plan documents, shall govern the distribution timing, manner of distribution, potential Employee an Employer Contributions to the Plan and operation of the Plan as outlined below:

1. Upon termination of employment with the Company or its affiliates, if any, the Participant may receive his or her Employee Deferral Account balances as soon as practicable in conformity with the Company's payroll practices.

2. Six months after termination of employment with the Company or any of its affiliates, if any, the Participant may receive his or her Matching Account, Employer Basic or Employer Special Contributions balance that has not been forfeited pursuant to the provisions of Schedule F hereto.

3. If there occurs a "Change of Control" as defined in Schedule H, the Company shall direct the Trustee to remit any amounts necessary to pay any taxes that may be due for such distribution to the Participant within the time period described in the Joinder Agreement. After remittance of the tax reimbursement to the Company, the Trustee shall remit the balance of the remaining account balances maintained on behalf of the Participant directly to the Participant. The Trustee shall not be responsible for the preparation of any tax reporting materials, nor the remittance of any such taxes, to any tax authorities. Such responsibilities shall be exclusively the responsibility of the Employer. This provision shall ONLY be applicable if a "Change of Control" has occurred. All other distributions of Participant balances shall be completed pursuant to Article 2(a) of the Trust Agreement.

4. If there occurs a "Change of Control" as defined in Schedule H, in addition to other requirements of the Plan, the Company's Board of Directors may take any additional actions deemed reasonably necessary or desirable to accomplish the stated purposes of this Plan, and the Committee may cause the contribution by the Company of an amount equal to up to three (3) years of additional Participant Contributions for select Employee Group "A" as determined by the Plan Sponsor, along with the Matching Contributions to the Plan that would have been paid on such Participant Contributions, as if the Participants in Employee Group "A" had contributed the maximum fifteen percent (15%) of base salary and Bonus or Incentive Compensation each year.

5. Employer Stock contributed to the Plan as a Employer Matching Contributions ("Matched Stock") shall be valued initially as the closing price on the Employer's common stock as provided on the New York Stock Exchange Composite Transactions Tape for the first trading day immediately preceding the contribution, as reported in the Wall Street Journal, Midwest Edition.

6. Nothing herein shall prevent the maintenance in the Participants Accounts of fractional shares.

7. All dividends payable on Employer's common stock shall be reinvested in additional shares of common stock of Coachmen Industries, Inc. Such additional shares purchased with the dividends attributable to shares held in the Matched Stock Fund will become a portion of the Matched Stock Fund. Such shares purchased with dividends attributable to non-Matched Stock Fund investments will become a part of the Employer stock held in the Employee Deferral, Employer Basic, Employer Special or non-Matched Stock Fund portion of the Employer Matching Contributions Accounts.

8. The Employer shall exercise any voting rights attributable to Employer common stock held in the Plan and shall direct the Trustee in the voting of such shares.

               Exhibit "A" to Schedule B of the Joinder Agreement

Employees designated to be in the Plan as Group "A" Participants shall be administered within the following parameters:

1.   Group A Participants are eligible to participate in the Plan effective:
     01/01/01.

2. Participants may defer no more than 15% of base salary and Incentive or Bonus Compensation into this Plan, but such Participants are not required to first contribute to the qualified plan to be eligible to defer in this Plan. Additionally, if the Participants in the Plan do elect to participate in both this Plan and the qualified Plan, they may not defer more than 20% of their Compensation aggregated between this Plan and the qualified Plan.

3. Until modified by the Committee or the Board, Participants in this Group shall receive the Employer Matching Contribution in the form of 50% cash and the remaining 50% in Employer common stock.

4. Vesting for purposes of Employer Contributions to the Plan shall be based upon a five (5) Year "cliff" vesting schedule as defined in the Joinder Agreement.

5. Normal Retirement for Group "A" Participants shall be upon attainment of age 65.

6.   The initial Employees to be included in Group "A" are as follows:

         Claire C. Skinner
         James E. Jack
         Richard M. Lavers
         John T. Trant
         James P. Skinner
         Steven E. Kerr
         Michael R. Terlep, Jr.
         William M. Angelo

               Exhibit "B" to Schedule B of the Joinder Agreement

Employees designated to be in the Plan as Group "B" Participants shall be administered within the following parameters:

1.   Participants in Group "B" are eligible to Participate effective: 01/01/01.

2. Participants may defer no more than 15% of base salary and Bonus Compensation into this Plan provided that the combined contributions between the Plan and the Coachmen Industries, Inc. 401(k) Retirement Plan may not exceed 20% of the Participant' Compensation.

3. Participants in Group "B" shall vest in Employer Contributions to the Plan on the 5 Year graded vesting schedule provided in the Joinder Agreement.

4.   The initial Employees to be included in Group "B" are as follows:

         Donald P. Rockwell
         James O. Baxter
         Leslie G. Thimlar
         Charles W. Bower
         Robert J. Adasiak
         Michael S. Bear
         Donald A. Medd
         Gerald L. McCarthy
         Gary L. Near
         Lawton E. Tinley, III
         Eric F. Heaton
         Richard K. Roush
         Clinton F. Rumble
         Kevin G. Gipson
         John Helm
         Delvin D. Herr
         Neil B. Sayers
         Carel Whiteside
         Dale Powell
         Rick Bedell